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                           Exhibit 23

                CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (no. 2-96464) of M.D.C. Holdings, Inc. of our report dated February 10, 1994 appearing on page F-2 of this Form 10-K.

/s/ Price Waterhouse
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PRICE WATERHOUSE

Los Angeles, California
April 29, 1994